SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material under Rule 14a-12
ABGENIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2001

TO THE STOCKHOLDERS OF ABGENIX, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abgenix, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001 at 1:00 p.m. local time at the Company's principal executive offices located at 6701 Kaiser Drive, Fremont, California 94555 for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R. SCOTT GREER Chairman and Chief Executive Officer
Fremont, California May 2, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ABGENIX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2001

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board" or "Board of Directors") of Abgenix, Inc., a Delaware corporation ("Abgenix" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 1, 2001 at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 6701 Kaiser Drive, Fremont, California 94555. The Company intends to mail this proxy statement and accompanying proxy card on or about May 2, 2001, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Mellon Investor Services. No additional compensation will be paid to directors, officers or other regular employees for such services, but Mellon Investor Services will be paid its customary fee, estimated to be about $8,500, if it renders solicitation services.

Voting Rights and Outstanding Shares

    Only holders of record of our common stock at the close of business on April 9, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 9, 2001 the Company had outstanding and entitled to vote 85,829,629 shares of common stock.

    Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The holders of a majority of the total shares of our issued and outstanding common stock, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required for the election of directors.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes." Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes. An abstention will have the same effect as a negative vote except with respect to the election of directors, in which case an abstention will have no effect since directors are elected by a plurality vote. Broker "non-votes" are not counted in the tabulation of votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 6701 Kaiser Drive, Fremont, California 94555, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") require stockholder proposals to be received by the Company at least 120 days prior to the mailing of the proxy statement relating to the next annual meeting of stockholders. Accordingly, stockholder proposals for the 2002 Annual Meeting must be received in writing by the Company no later than January 5, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.. Any proposal received after this date will be considered untimely. The proposal must be mailed to our principal executive offices, 6701 Kaiser Drive, Fremont, California 94555. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. If the Company does not receive notice of any matter that is to come before the stockholders at the 2001 Annual Meeting of Stockholders on or before March 18, 2001, which corresponds to forty-five (45) days before the date on which the Company first mailed this proxy statement, the proxy for the 2001 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Exchange Act, confer discretionary authority to vote on the matters presented.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Board has nominated six directors for election at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was elected by the stockholders of the Company. The By-laws of the Company authorize the Board to determine the number of members of the Board. Currently, the number of authorized members of the Board of Directors is seven. The Board has determined not to fill the seventh Board seat at this time. A proxy voted at the Annual Meeting cannot be voted for more than six nominees.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

    The names of the nominees and certain information about them are set forth below:

Name	Age	Position(s)
R. Scott Greer	42	Chairman and Chief Executive Officer
M. Kathleen Behrens, Ph.D.(1)	48	Director
Raju S. Kucherlapati, Ph.D.	58	Director
Mark B. Logan(1)(2)	62	Director
Joseph E. Maroun	71	Director
Stephen A. Sherwin, M.D.(1)(2)	52	Director

(1)
Member of the Board's Audit Committee.

(2)
Member of the Board's Compensation Committee.

    R. Scott Greer, has served as our Chairman of the Board since May 2000, and as our Chief Executive Officer and director since June 1996. From June 1996 until December 2000, he served as our President. He also serves as a director of CV Therapeutics, Inc. From July 1994 to July 1996, Mr. Greer was Senior Vice President of Corporate Development at Cell Genesys, Inc. From April 1991 to July 1994, Mr. Greer was Vice President of Corporate Development and from April 1991 to September 1993 was Chief Financial Officer of Cell Genesys. From 1986 to 1991, Mr. Greer held various positions at Genetics Institute, Inc., a biotechnology company, including Director, Corporate Development. Mr. Greer received a BA degree in Economics from Whitman College and an MBA degree from Harvard University. Mr. Greer is also a certified public accountant.

    M. Kathleen Behrens, Ph.D., has served as one of our directors since December 1997. Dr. Behrens joined Robertson Stephens Investment Management Co. in 1983 and became a general partner in 1986 and a managing director in 1993. In 1988, Dr. Behrens joined the venture capital group of Robertson Stephens Investment Management Co. and has helped in the founding of two biotechnology companies: Protein Design Laboratories, Inc. and COR Therapeutics, Inc. Dr. Behrens is the former president, chair and director of the National Venture Capital Association. Dr. Behrens received a Ph.D. degree in Microbiology from the University of California, Davis, where she performed genetic research for six years.

    Raju S. Kucherlapati, Ph.D., has served as one of our directors since June 1996. Dr. Kucherlapati was a founder of Cell Genesys and served as a director of Cell Genesys from 1988 to 1999. Since July 1989, he has been the Saul and Lola Kramer Professor and the Chairman of the Department of Molecular Genetics at the Albert Einstein College of Medicine. Dr. Kucherlapati also serves as a director of Valentis Corp. and Millennium Pharmaceuticals, Inc. Dr. Kucherlapati received a BS degree in Biology from Andhra University in India and a Ph.D. degree in Genetics from the University of Illinois, Urbana.

    Mark B. Logan, has served as one of our directors since August 1997. Mr. Logan has served as Chairman of the Board, of VISX, Incorporated, a medical device company, since November 1994. He also served as Chief Executive Officer of VISX, Incorporated from November 1994 until February 2001 and as President from November 1994 until February 1999. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Bausch & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group, and also served as a member of its board of directors. Mr. Logan currently serves as a director of Somnus Medical Technologies, Inc., Vivus, Inc. and Align Technology, Inc. Mr. Logan received a BA degree from Hiram College and a PMD degree from Harvard Business School.

    Joseph E. Maroun, has served as one of our directors since July 1996 and served as a director of Cell Genesys from June 1995 to June 2000. Mr. Maroun spent 30 years with Bristol-Myers Squibb, a pharmaceuticals company, serving until his retirement in 1990, at which time he was President of the International Group, Senior Vice President of the corporation, and a member of its Policy Committee. He also headed the U.S.-Japan Pharmaceutical Advisory Group. Mr. Maroun received a BA degree from the University of Witwaterrand, Johannesburg.

    Stephen A. Sherwin, M.D., has served as one of our directors since June 1996, and served as Chairman of the Board from June 1996 to May 2000. Since March 1990, Dr. Sherwin has served as President, Chief Executive Officer and a director of Cell Genesys. Since March 1994, he has served as Chairman of the Board of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as Vice President, Clinical Research. Dr. Sherwin currently serves as a Director of the California Healthcare Institute, Neurocrine Biosciences, Inc. and Rigel Pharmaceuticals, Inc. Dr. Sherwin received a BA degree in Biology from Yale University and an M.D. degree from Harvard Medical School.

BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended December 31, 2000 the Board of Directors held seven meetings. The Board has both an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and to discuss the financial statements, recommends to the Board the independent accountants to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Dr. Sherwin, Mr. Logan and Dr. Behrens. The Audit Committee met three times during the last fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Dr. Sherwin and Mr. Logan. The Compensation Committee met twice during the last fiscal year.

    During the fiscal year ended December 31, 2000, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings of committees on which he or she served, that were held during the period for which he or she was a director or committee member, respectively.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2001 by: (i) all those known by the Company to be beneficial owners of more than five percent of its common stock; (ii) each nominee for director; (iii) each of the executive officers named in the Summary Compensation Table (provided below); and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Cell Genesys, Inc. (4) 342 Lakeside Drive Foster City, CA 94404	8,954,136	10.44%
FMR Corp. (5) 82 Devonshire Street Boston, MA 02109	8,821,044	10.28
Janus Capital Corporation (6) 100 Fillmore Street Denver, CO 80206-4923	7,793,510	9.08
R. Scott Greer (7)	877,400	1.01
M. Kathleen Behrens, Ph.D. (8)	296,717	*
Raju S. Kucherlapati, Ph.D. (9)	322,741	*
Mark B. Logan (10)	120,933	*
Joseph E. Maroun (11)	833,792	*
Stephen A. Sherwin, M.D. (12)	348,490	*
Raymond M. Withy, Ph.D. (13)	261,724	*
C. Geoffrey Davis, Ph.D. (14)	223,575	*
Kurt W. Leutzinger (15)	273,445	*
Gisela M. Schwab (16)	146,741	*
All directors and executive officers as a group (16 persons) (17)	3,934,097	4.45%

*
Represents beneficial ownership of less than one percent of the Company' common stock.

(1)
Unless otherwise indicated in these footnotes, the mailing address for each individual is c/o Abgenix, Inc., 6701 Kaiser Drive, Fremont, California 94555.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)
Applicable percentages are based on 85,795,184 shares outstanding on March 31, 2001.

(4)
Based on a Schedule 13G dated February 13, 2001.

(5)
In a filing on Schedule 13G, dated February 13, 2001, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, reported that it is the beneficial owner of 8,577,562 shares as a result of acting as investment adviser to various registered investment companies (each a "Fund" or the "Funds"). According to the disclosure contained in Fidelity's Schedule 13G, (a) each of Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity) and each of the Funds, has sole power to dispose of the 8,577,562 shares owned by the Funds, (b) neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees, (c) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 213,100 shares as a result of its service as investment manager to certain institutional accounts, (d) Edward C. Johnson 3d and FMR Corp., through its control of Fidelity

  Management Trust Company, each has sole dispositive power over 213,100 shares and sole power to vote or to direct the voting of 182,630 shares owned by such institutional accounts, and (e) Fidelity International Limited is the beneficial owner of 30,382 shares.

(6)
Based on a Schedule 13G, dated February 16, 2001.

(7)
Includes 661,866 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(8)
Includes 162,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(9)
Includes 292,741 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(10)
Includes 120,933 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(11)
Includes 5,602 shares owned by Mr. Maroun's wife and 603,782 shares owned by the Maroun Family Limited Partnership. Mr. Maroun disclaims beneficial ownership of such shares. Also includes 224,408 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(12)
Includes 348,490 shares issuable upon exercise of options exerciseable within 60 days of March 31, 2001. Does not include 8,954,136 shares beneficially owned by Cell Genesys, Inc. (the "CG Shares"). Dr. Sherwin is an officer, director and beneficial stockholder of Cell Genesys, Inc. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Dr. Sherwin disclaims beneficial ownership of the CG Shares for purposes of Section 13 of the Exchange Act and this proxy statement.

(13)
Includes 178,160 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(14)
Includes 173,575 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(15)
Includes 143,462 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(16)
Includes 141,875 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

(17)
Includes 2,675,507 shares issuable upon exercise of options exercisable within 60 days of March 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a yearly retainer of $5,000 and a per meeting fee of $1,000 (plus $500 for each committee meeting attended by committee members or for special assignments of the Board of Directors). The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1998 Director Option Plan, as amended (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the Internal Revenue Code.

    Under the Directors' Plan, each new non-employee director receives a stock option grant on the date such person first becomes a non-employee director, and each non-employee director receives an annual stock option grant. The size of these grants is determined on an annual basis by resolution of the Board of Directors. For fiscal year 2001, each annual grant will be an option to purchase 7500 shares of our common stock. The annual grants are made on the date of the Company's Annual Meeting of Stockholders to each non-employee director who has served on the Board for at least six months. The annual and initial grants do not require action by the Company's stockholders. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of grant.

    All options granted on or after June 1999 are fully vested upon grant. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. If the successor corporation does not assume an outstanding option or substitute it for an equivalent option, then the option shall become fully vested and exercisable. In addition, following such assumption or substitution, if the optionee's status as a director is terminated other than upon a voluntary resignation by the optionee, the option shall become fully vested and exercisable.

    During the last fiscal year, the Company granted options covering 30,000 shares of our common stock to each non-employee director of the Company, at an exercise price per share of $48.0625, which was the fair market value of our common stock on the date of grant based on the closing sales price reported on the Nasdaq National Market.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

    The following table shows for the fiscal years ended 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2000, each of whose aggregate compensation during the last fiscal year exceeded $100,000 (the "Named Executive Officers"):

Summary Compensation Table

Long-Term Compensation
Annual Compensation
	Fiscal Year			Securities Underlying Options (#)	All Other Compensation ($)
Name and Principal Position		Salary ($)	Bonus ($)
R. Scott Greer Chief Executive Officer	2000 1999 1998	$366,000 283,147 267,120	$250,000 200,000	405,000 540,000 160,000	— — —
Raymond M. Withy, Ph.D. President	2000 1999 1998	$241,500 184,547 165,350	$90,563 100,000 —	153,000 153,000 40,000	— — —
C. Geoffrey Davis, Ph.D. Chief Scientific Officer	2000 1999 1998	$237,110 184,546 165,350	$88,916 100,000	153,000 153,000 40,000	$1,011 1,482 —	(1) (1)
Kurt W. Leutzinger Chief Financial Officer	2000 1999 1998	$240,750 187,922 179,830	$90,281 100,000 —	153,000 153,000 51,000	$5,630 4,940 19,623	(2) (2) (3)
Gisela M. Schwab, M.D.(4) Vice President, Clinical Development	2000 1999	$220,000 36,667	$144,788 100,000	— 400,000	$121,932 —	(4)

(1)
Consists of imputed interest income on a loan from us to Dr. Davis.

(2)
Consists of imputed interest income on a loan from us to Mr. Leutzinger.

(3)
Consists of $18,714 for reimbursement of relocation expenses and $909 for imputed interest income on a loan from us to Mr. Leutzinger.

(4)
Dr. Schwab has been our Vice President, Clinical Development since November 1999. Her 1999 annualized salary was $220,000. Other compensation consists of $117,465 for reimbursement of relocation expenses and $4,467 of imputed interest.

Option Grants in Last Fiscal Year

    The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 2000. All these options were awarded under our 1996 Incentive Stock Plan.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
			Exercise or Base Price ($/Share)(3)	Expiration Date
Name					5%	10%
R. Scott Greer	405,000	7.3%	$31.8125	2/02/10	$8,102,718	$20,533,877
Raymond M. Withy, Ph.D	153,000	2.7%	31.8125	2/02/10	3,061,027	7,757,243
C. Geoffrey Davis, Ph.D.	153,000	2.7%	31.8125	2/02/10	3,061,027	7,757,243
Kurt W. Leutzinger	153,000	2.7%	31.8125	2/02/10	3,061,027	7,757,243
Gisela M. Schwab, M.D.	—	—	—	—	—	—

(1)
All of the options granted became exercisable as to 1/48th of the option shares on the date of grant and an additional 1/48th of the option shares become exercisable on the first day of each calendar month thereafter, with full vesting occurring four years after the date of grant. In each case, vesting is subject to the optionee's continued relationship with us. These options expire ten years from the date of grant, or earlier upon termination of employment.

(2)
Based on an aggregate of 5,585,930 options granted by us in the year ended December 31, 2000 to our employees, non-employee directors of and consultants, including the Named Executive Officers.

(3)
Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our board of directors on the date of grant.

(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. We cannot provide any assurance to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of our common stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

    The following table sets forth for each of the Named Executive Officers the number of shares of our common stock acquired and the dollar value realized upon exercise of options during the year ended December 31, 2000 and the number and value of securities underlying unexercised options held at December 31, 2000:

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
	# Shares Acquired on Exercise
		Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Scott Greer	575,000	$27,377,920	621,693	661,577	$33,351,309	$28,010,568
Raymond M. Withy, Ph.D.	364,918	15,029,485	123,160	218,258	5,870,995	8,818,411
C. Geoffrey Davis, Ph.D.	275,000	12,645,250	122,742	218,258	6,021,889	8,818,411
Kurt W. Leutzinger	50,000	2,976,250	158,284	268,716	7,956,165	11,764,644
Gisela M. Schwab, M.D.	15,000	801,250	93,333	291,667	4,602,484	14,382,829

(1)
Value realized reflects the aggregate fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(2)
Value of unexercised in-the-money options are based on a value of $59.0625 per share, the closing price of our common stock on December 31, 2000. Amounts reflected are based on the value of $59.0625 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

CHANGE OF CONTROL AGREEMENTS

    We have entered into change of control severance agreements with Messrs. Greer, Davis, Leutzinger and Withy, and Ms. Schwab. These agreements provide in pertinent part that if any of the following events occur within 24 months following a change of control, then the Company, or the company with which we merge, must pay the affected officer such officer's salary and bonus, at the rate in effect just prior to the change of control, for one year or, in Mr. Greer's case, two years: (i) a termination of the officer's employment without good cause; (ii) a material reduction in the officer's salary or benefits or a substantial reduction of the officer's perquisites, such as office space, without such officer's consent or good business reason; (iii) a significant reduction in the officer's duties, position or responsibilities without such officer's consent; or (iv) a relocation of the officer's employment by more than 35 miles without such officer's consent.

    These agreements further provide for "gross up" payments to the officers in the event that they are subject to the tax code's excise tax on so-called "excess parachute payments." For purposes of these agreements, a change in control includes (1) a person becoming the beneficial owner of more than 50% of the total voting power represented by the Company's securities; (2) a merger or consolidation in which Abgenix stockholders immediately before the transaction own less than 50% of the total voting power represented by the Company's securities; (3) liquidation or sale of all or substantially all of the Company's assets; or (4) certain changes in the composition of the Board such that the incumbent directors before the change are less than a majority of the Board after the change.

    The Company's Board of Directors has approved a plan which provides that in the event of a change in control of Abgenix, the options of each Abgenix employee whose employment is terminated without cause within 24 months of the change in control will become exercisable in full. For these purposes, a change in control includes: (1) a person becoming the beneficial owner of 50% or more of our outstanding voting securities; (2) certain changes in the composition of our Board of Directors occurring within a two-year period; or (3) a merger or consolidation in which Abgenix stockholders immediately before the transaction own less than a majority of the outstanding voting securities of the surviving entity, or its parent, immediately after the transaction.

  CERTAIN TRANSACTIONS

    On February 27, 1998, Mr. Leutzinger and Abgenix entered into a relocation loan agreement pursuant to which Abgenix loaned $100,000 to Mr. Leutzinger in exchange for a promissory note from Mr. Leutzinger secured by a deed of trust. No interest accrues on the promissory note until June 30, 2003. As of December 31, 2000, the outstanding principal balance of the promissory note was $100,000.

    On May 5, 2000, Dr. Schwab and Abgenix entered into a relocation loan agreement pursuant to which Abgenix loaned $100,000 to Dr. Schwab in exchange for a promissory note from Dr. Schwab secured by a deed of trust. No interest accrues on the promissory note until May 2005. As of December 31, 2000, the outstanding principal balance of the promissory note was $100,000.

    We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Abgenix, and otherwise to the full extent permitted under Delaware law and our Bylaws.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of our Compensation Committee was, at any time since our formation, an officer or employee of Abgenix. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for making recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to Abgenix. The Compensation Committee also has the authority and power to grant stock options to our employees and consultants.

    The goal of our compensation policies is to align executive compensation with business objectives, corporate performance, and to attract and retain executives who contribute to the long-term success and value of Abgenix. We endeavor to achieve our compensation goals through the implementation of policies that are based on the following principles:

  •
  THE COMPANY PAYS COMPETITIVELY FOR EXPERIENCED, HIGHLY SKILLED EXECUTIVES:

  The Company operates in a competitive and rapidly changing biopharmaceutical industry. Executive base compensation is targeted to the median salary paid to comparable executives in companies of similar size and location, and with comparable responsibilities. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

  •
  THE COMPANY REWARDS EXECUTIVES FOR SUPERIOR PERFORMANCE:

  The Compensation Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives which must be met in order for the Company to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the biopharmaceutical industry, the Company awards higher bonuses based on performance in excess of the corporate goals.

  •
  THE COMPANY STRIVES TO ALIGN LONG-TERM STOCKHOLDER AND EXECUTIVE INTERESTS:

  In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the Company's common stock on the date of grant and will provide value only when the price of the common stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

Compensation of R. Scott Greer, Chief Executive Officer and Chairman of the Board

    Mr. Greer's salary and stock option grant for fiscal 2000 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Abgenix. 2000 was a year of significant accomplishments for us. We made significant progress in advancing our product pipeline, expanding our list of XenoMouse™ technology collaborations, entering into product development partnerships, acquiring new, complementary technologies through acquisitions, and building our financial strength. A Phase II trial of one product candidate was completed, and Phase II trial of another was initiated. Three product candidates are presently undergoing clinical trials, in indications including psoriasis, graft-versus-host disease, cancer and rheumatoid arthritis. In addition, we completed two equity offerings in 2000, raising approximately $717.1 million. Mr. Greer has continued to provide strategic direction to us and to build our organization. Mr. Greer's compensation for 2000 is set forth in the Summary Compensation Table appearing on page 8.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m). Based on fiscal year 2000 compensation levels, no such limits on the deductibility of compensation applied to any officer of Abgenix.

Summary

    The Compensation Committee believes that our compensation policy as practiced to date by the Compensation Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as we attempt to achieve the many short-term goals we face while maintaining our focus on building long-term stockholder value through technological leadership and development and expansion of the market for our products.

Respectfully submitted,
s/ Stephen A. Sherwin, M.D. Mark B. Logan

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

ANNUAL REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    In accordance with its written charter (Exhibit A) the Company's Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants. The Audit Committee is also responsible for assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

    Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Respectfully submitted,
s/ M. Kathleen Behrens, Ph.D. Mark B. Logan Stephen A. Sherwin, M.D.

    THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1996. During fiscal year 2000, Ernst & Young LLP served as the Company's independent accountants and provided certain tax and consulting services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

    Fees billed to the Company by Ernst & Young LLP during the fiscal year ending December 31, 2000:

    Audit Fees: Audit fees billed to the Company by Ernst & Young LLP during the Company's fiscal year ended December 31, 2000 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $130,425.

    Financial Information Systems Design and Implementation Fees: The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

    All Other Fees: Fees billed to the Company by Ernst & Young LLP during the fiscal year ended December 31, 2000 for all other non-audit services rendered to the Company, including services related to income taxes, our secondary offering and acquisitions, totaled $169,142.

    The Audit Committee has considered whether the nature of the services provided by Ernst & Young LLP in exchange for the foregoing fees is compatible with maintaining their independence as the Company's principal accountants.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT*

    The stock price performance depicted in the following graph is not necessarily indicative of future price performance. The information contained in the stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the company specifically incorporates it by reference into such filing.

    The following graph shows a comparison of total stockholder return for holders of our common stock from July 2, 1998, the date our common stock first traded on the Nasdaq National Market, through December 31, 2000 compared with the Nasdaq Composite Index and the Pharmaceutical Index. This graph is presented pursuant to the Securities and Exchange Commission rules. We believe that while total stockholder return can be an important indicator of corporate performance, the prices of biopharmaceutical stocks like that of Abgenix are subject to a number of market-related factors other than company performance, such as competitive announcements, drug discovery and commercialization, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

*
$100 invested on 7/2/98 in stock or on 6/30/98 in the indices—including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    Any person who was a beneficial owner of our common stock on the record date for the 2001 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, 6701 Kaiser Drive, Fremont, California 94555.

By Order of the Board of Directors
Fremont, California May 2, 2001

EXHIBIT A

AUDIT COMMITTEE CHARTER

Organization

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors, and its composition will be in accordance with the NASDAQ rules concerning audit committees.

Statement of Policy

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principle recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

  •
  The committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet with the independent auditors to discuss the results of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

2

ABGENIX, INC.
PROXY

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
June 1, 2001

    The undersigned, revoking all prior proxies, hereby appoints R. Scott Greer and Susan L. Thorner, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Abgenix, Inc. (the "Company") of record in the name of the undersigned at the close of business on April 9, 2001, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday June 1, 2001, or at any adjournment thereof, upon the following matters:

—FOLD AND DETACH HERE—

Please mark your votes as /X/ indicated in this example
NOMINEES		FOR ALL NOMINEES		WITHHOLD FOR ALL
1.	Election of the following directors: R. Scott Greer, M. Kathleen Behrens, Ph.D., Raju S. Kucherlapati, Ph.D., Mark B. Logan, Joseph E. Maroun and Stephen A. Sherwin, M.D.	/ /		/ /
FOR ALL NOMINEES EXCEPT THE FOLLOWING: (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)
		FOR	AGAINST	ABSTAIN
2.	In their discretion, the proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournments thereof.	/ /	/ /	/ /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

Signature(s)                                                                     Dated                          , 2001

—FOLD AND DETACH HERE—